EXHIBIT 99.1

Premier Exhibitions Schedules Investor Teleconference to Discuss 2010 Expedition to Titanic Wreck Site

ATLANTA, July 27, 2010 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI) today announced that its wholly owned subsidiary RMS Titanic, Inc, as Salvor-In-Possession of the RMS Titanic and its wreck site, in partnership with Woods Hole Oceanographic Institution and the Waitt Institute, will conduct a ground-breaking expedition to Titanic 25 years after its discovery, to do what no one has ever attempted before: take innovative measures to virtually raise Titanic, preserving the legacy of the Ship for all time.  NBC News and NBC's Peacock Productions will be the exclusive broadcast partner.

In what is arguably the most technologically advanced scientific expedition to Titanic ever organized.  RMS Titanic, Inc. has brought together a team of leading archeologists, oceanographers and scientists including The Institute of Natural Archeology, The National Oceanic and Atmospheric Administration's Natural Marine Sanctuaries Program, and The National Park Service's Submerged Resources Center to execute the historic "Mission of Firsts."

Chris Davino, Premier Exhibition's Chief Executive Officer and President of RMS Titanic, Inc., stated, "The significance and scope of this mission, the team we've assembled to carry it out, and the breakthrough technologies being deployed will give people the opportunity to experience Titanic like never before.  RMS Titanic, Inc. has a singular purpose: to faithfully and respectfully preserve the memory of Titanic and of all who sailed with her.  The goals and objectives of this expedition are fully aligned with that purpose."

Premier Exhibitions, Inc. will host a conference call to discuss the August 2010 Dive today, July 27th, at 5:00 p.m. (EDT).  Investors in the U.S. can access the call by dialing 1-888-293-6973 and international callers may dial 1-719-325-2363. Callers should reference confirmation code 5495331.  A transcript of the conference call will be made available on the Company's website: www.prxi.com.

Titanic enthusiasts will also experience the journey's excitement and explore the wreck site in real time, with ongoing video feeds and photo postings, and interaction with key crew members through Facebook (www.facebook.com/rmstitanicinc), Twitter (@RMS_Titanic_Inc) and by visiting www.expeditiontitanic.com (launches on August 3rd).

Additional organizations include: Droycon Bioconcepts- pioneers in the biological corrosion of shipwrecks, as well as scientific analysis of deep ocean flora; Nautilus Marine Group International- the premiere provider of underwater services, spanning condition assessment, navigational charting, and archaeology; and Kongsberg Mesotech Ltd.- the Canadian leader in the design and manufacture of underwater acoustic equipment, specializing in high-resolution sonar systems.

About RMS Titanic, Inc. - a wholly owned subsidiary of Premier Exhibitions, Inc.

RMS Titanic, Inc., a wholly owned subsidiary of Premier Exhibitions, Inc. (Nasdaq:PRXI), is the only company permitted by law to recover objects from the wreck of Titanic.  The Company was granted Salvor-in-Possession rights to the wreck of Titanic by a United States federal court in 1994 and has conducted seven research and recovery expeditions to Titanic recovering more than 5,500 artifacts.  Premier Exhibitions, Inc. located in Atlanta, GA is a leading provider of museum quality exhibitions throughout the world.  Premier is a recognized leader in developing and displaying unique exhibitions for education and entertainment including "Titanic: The Artifact Exhibition," "BODIES…The Exhibition" and "Dialog in the Dark."  More information about Premier Exhibitions, Inc. is available at the Company's web site:  www.prxi.com.

About Woods Hole Oceanographic Institution

Woods Hole Oceanographic Institution is the world's largest private, nonprofit, marine research and engineering, and higher education organization.  Its mission is to understand the ocean and its interaction with the Earth as a whole, and to communicate a basic understanding of the ocean's role in the changing global environment.  Established in 1930 on a recommendation from the National Academy of Sciences, the Institution is organized into five scientific departments, interdisciplinary research institutes, and a marine policy center.  The Institution conducts a joint graduate education program with the Massachusetts Institute of Technology.

About the Waitt Institute

The Waitt Institute is a non-profit research organization based in La Jolla, California.  The Institute serves as an exploration catalyst, enabling scientific pioneers to transform the ways in which discoveries are made.  Founded in 2005 by Ted Waitt, the Institute seeks to advance human understanding of the past and secure the promise of a better future through exploration and discovery.  The Waitt Institute owns and operates two REMUS 6000 Autonomous Underwater Vehicles, and through the CATALYST Program serves as a leader in deep ocean exploration.  With support from the Waitt Foundation, the Institute is committed to the scientific study and protection of marine environments around the world.

About the National Oceanic and Atmospheric Administration

The National Oceanic and Atmospheric Administration (NOAA) is our nation's lead agency for the scientific research of the oceans and plays an important role in the conservation and management of ocean resources, including maritime heritage.  The NOAA Office of National Marine Sanctuaries (ONMS) serves as trustee for the nation's system of marine protected areas and is charged with conserving our nation's marine resources including both natural and cultural.  The office of National Marine Sanctuaries has over 35 years of experience managing underwater cultural resources beginning with the establishment of the USS Monitor shipwreck as the first National Marine Sanctuary in 1975.  Through its Maritime Heritage Program, the ONMS is focused on preserving historical, cultural and archaeological resources.  Under the R.M.S. Titanic Maritime Memorial Act of 1986, NOAA is a trustee for the public's interest in Titanic, including its preservation for present and future generations.

About the Institute of Nautical Archaeology

The Institute of Nautical Archaeology (INA) is a global leader in the field of underwater exploration and discovery.  Based out of Texas A&M University and Bodrum, Turkey, since 1973, it has sponsored more than 160 excavations and surveys around the world, from the Atlantic Ocean and Mediterranean Sea to the Yukon River.  INA's work includes some of the most significant archaeological discoveries of the past century, from the world's oldest excavated shipwreck, dating from the time of Tutankhamen, to 13th century sunken ships from Khubilai Khan's failed invasion of Japan and Byzantine ships buried in the ancient harbor of Istanbul.  In the quest to uncover humanity's collective past from one of the world's most demanding environments, INA has pioneered technologies and fostered excellence in all aspects of nautical archaeology, from excavation and conservation through to preservation, analysis and publication. (www.inadiscover.com).

About the National Park Service's Submerged Resources Center

The United States National Park Service's Submerged Resources Center is the standing underwater archeology team for our nation's lead preservation agency.  The team provides direct support to National Parks and partners responsible for the stewardship, public appreciation, access, understanding, and preservation of underwater cultural resources world-wide.  Since its inception in 1980, the Submerged Resources Center has focused on innovative science-based site documentation techniques and interdisciplinary, minimum impact, archeological procedures to understand and preserve our shared history that lies underwater. (www.nps.gov/submerged).

About Peacock Productions

Peacock Productions is an award-winning, nonfiction production company that combines the editorial expertise, technical resources and seasoned production talent of NBC News to offer a wide-range of programming to broadcast, cable and digital entities with worldwide reach. (www.peacockproductions.tv).

Forward-Looking Statements

This press release contains information that may constitute "forward-looking statements," which involve a number of risks and uncertainties.  Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements.  Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it.  Management believes that these forward-looking statements are reasonable as and when made.  However, such statements are dependent upon, and can be influenced by, a number of external variables over which management has little or no control, including but not limited to the factors described in Premier Exhibitions' filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 29, 2010 titled "Risk Factors."  These variables may affect Premier Exhibitions' future results and cause those results to differ materially from those expressed in the forward-looking statements.  Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  Forward-looking statements should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the performance that is ultimately achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.

CONTACT:  Premier Exhibitions, Inc.
          John A. Stone, Chief Financial Officer
            (404) 842-2600
            john.stone@prxi.com
          Katherine Seymour, Vice President, Public Relations
            (404) 842-2600
            kseymour@prxi.com